STONEFIELD
JOSEPHSON, Inc.
Certified Public Accountants
Business Advisors

March 7, 2008

Securities and Exchange Commission
100 F. Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Catcher Holdings, Inc. (the "Company") pursuant to Item 4.01(a) of Form 8-K, as part of the Form 8-K dated March 3, 2008, to be filed by the Company on or about March 7, 2008 (copy attached). We agree with the statements concerning our firm contained in Item 4.01(a) of such Form 8-K.

Very truly yours,

Stonefield Josephson, Inc.

Stonefield Josephson, Inc.

WWW.SJACCOUNTING.COM

Los Angeles
2049 Century Park East
Suite 400
Los Angeles, California 90067
TEL: 310.453.9400
FAX: 310.453.1187

Orange County
4 Park Plaza
Suite 900
Irvine, California 92614
TEL: 949.653.9400
FAX: 949.833.3582

San Francisco
101 Montgomery Street
Suite 1900
San Francisco, California 94104
TEL: 415.981.9400
FAX: 415.391.2310

East Bay
1333 N. California Boulevard
Suite 470
Walnut Creek, California 94596
TEL: 925.938.9400
FAX: 925.930.0107